                                                                    EXHIBIT 99.3

                          MDT CORPORATION SAVINGS AND
                        THRIFT PLAN FOR UNION EMPLOYEES

                       Financial Statements and Schedules

                           December 31, 1994 and 1993

                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Union Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Union Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Union Employees at December 31, 1994 and 1993, and the changes in those net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick

Los Angeles, California
May 19, 1995

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994

                                               Fund Information
                                 ---------------------------------------------
                                    Open End     Equity      MDT       U.S.
                                   Guaranteed    Index      Stock   Government
Assets                           Income Fund II  Fund II     Fund      Fund
- ------                           --------------  --------   ------  ----------
Investment in employees' loans     $        -          -         -        -
Investment in Master Trust          3,187,828    481,872   202,611    4,506

Receivables:
  Employer contributions                2,586          -         -        -
  Employees' contributions             10,565        124         4        -
  Other                                     -       (239)     (100)    (280)
                                   ----------    -------   -------    -----


                                       13,151       (115)      (96)    (280)

Due from (to) other funds               7,327      1,149       819       34
                                   ----------    -------   -------    -----

Net assets available
  for plan benefits                $3,208,306    482,906   203,334    4,260
                                   ==========    =======   =======    =====

See accompanying notes to financial statements.

                                 ------------------------------------------
                                        Asset
                                     Management         Loan
Assets                                 Fund II          Fund        Total
- ------                               ----------         ----        -----

Investment in employees' loans             -           401,769     401,769
Investment in Master Trust              95,104            -      3,971,921

Receivables:
  Employer contributions                   -              -          2,586
  Employees' contributions                 -              -         10,693
  Other                                 (1,819)          2,111        (327)
                                       -------         -------   ---------

                                        (1,819)          2,111      12,952

                                           372          (9,701)          -
Due from (to) other funds              -------         -------   ---------


Net assets available
  for plan benefits                     93,657         394,179   4,386,642
                                       =======         =======   =========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1993

                                                     Fund Information
                             --------------------------------------------------------------------
                                                                         Long and
                               Open End                       MDT      Intermediate      Asset
                              Guaranteed    Equity Index     Stock         Term        Management
      Assets                Income Fund II     Fund II        Fund      Bond Fund II     Fund II      Total
      ------                --------------  ------------    -------    -------------   ----------     -----
Investment in Master Trust   $3,310,055        391,370      181,717         8,120        61,906     3,953,168

Receivables:
  Employer contributions          1,840            235          105             4            32         2,216
  Employees' contributions        6,396            817          366            15           113         7,707
                              ---------        -------      -------         -----        ------     ---------

Net assets available
  for plan benefits          $3,318,291        392,422      182,188         8,139        62,051     3,963,091
                              =========        =======      =======         =====        ======     =========

See accompanying notes to financial statements.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1994

                                                                         Fund Information
                                -------------------------------------------------------------
                                   Open End                      MDT         U.S.
                                  Guaranteed     Equity Index   Stock     Government
                                Income Fund II     Fund II       Fund        Fund
                                --------------   ------------   -----     ----------
Contributions:
 Employer                          $   73,796       15,781        4,582        695
 Employees'                           271,200       67,103       15,455      2,113
                                   ----------      -------      -------      -----
                                      344,996       82,884       20,037      2,808

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                             208,619        2,648       20,696       (245)

Interest income on employees'
 loans                                   -            -            -           -
                                   ----------      -------      -------      -----

     Total additions                  553,615       85,532       40,733      2,563

Benefit payments                     (272,825)        (626)     (15,673)       -

Transfers among funds                (390,775)       5,578       (3,914)    (6,442)
                                   ----------      -------      -------      -----

     Net increase (decrease)         (109,985)      90,484       21,146     (3,879)

Net assets available
 for plan benefits:
   Beginning of year                3,318,291      392,422      182,188      8,139
                                   ----------      -------      -------      -----

   End of year                     $3,208,306      482,906      203,334      4,260
                                   ==========      =======      =======      =====

See accompanying notes to financial statements.

                                   -----------------------------
                                           Asset
                                         Management      Loan
                                          Fund II        Fund        Total
                                         ----------      ----        -----
Contributions:
 Employer                                    5,197          -         100,051
 Employees'                                 18,140          -         374,011
                                            ------                  ---------
                                            23,337          -         474,062

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                                   (3,177)         -         228,541

Interest income on employees'
 loans                                        -          10,105        10,105
                                            ------      -------     ---------

     Total additions                        20,160       10,105       712,708

Benefit payments                               (33)        -         (289,157)

Transfers among funds                       11,479      384,074          -
                                            ------      -------     ---------

     Net increase (decrease)                31,606      394,179       423,551

Net assets available
 for plan benefits:
   Beginning of year                        62,051         -        3,963,091
                                            ------      -------     ---------

   End of year                              93,657      394,179     4,386,642
                                            ======      =======     =========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1993

                                                          Fund Information
                              -------------------------------------------------------------------
                                                                        Intermediate
                                 Open  End                     MDT        and Long       Asset
                                Guaranteed     Equity Index    Stock        Term       Management
                              Income Fund II     Fund II       Fund     Bond Fund II     Fund II      Total
                              --------------   ------------    -----    ------------   ----------     -----
Contributions:
  Employer                     $   69,896         15,873       5,568         414         4,658        96,409
  Employees'                      247,240         69,304      30,330       7,609        44,078       398,561
                               ----------        -------     -------       -----        ------     ---------
                                  317,136         85,177      35,898       8,023        48,736       494,970
Net income (loss) from
  Master Trust investments,
  net of administrative
  expenses                        229,719         30,650     (90,954)        116         2,240       171,771
                               ----------        -------     -------       -----        ------     ---------

    Total additions               546,855        115,827     (55,056)      8,139        50,976       666,741

Benefit payments                 (112,909)       (20,146)    (12,121)          -          (115)     (145,291)

Transfers among funds             (88,853)        21,647      56,016           -        11,190             -
                               ----------        -------     -------       -----        ------     ---------

    Net increase (decrease)       345,093        117,328     (11,161)      8,139        62,051       521,450

Net assets available
  for plan benefits:
    Beginning of year           2,973,198        275,094     193,349           -             -     3,441,641
                               ----------        -------     -------       -----        ------     ---------

    End of year                $3,318,291        392,422     182,188       8,139        62,051     3,963,091
                               ==========        =======     =======       =====        ======     =========

See accompanying notes to financial statements.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements

                               December 31, 1994


(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Union Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) union employees. Union employees of the Corporation may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.
                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.


(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1994, market value of loans approximates fair value.


(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II
                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Hourly Employees (Hourly Plan) and the MDT Corporation Savings and Thrift Plan for Salaried Employees (Salaried Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1994 and 1993 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements


(4)    Investments (continued)
       -----------------------

       Statement of net assets of the Master Trust as of December 31, 1994:

                                                   Open End                      MDT          U.S.       Asset
                                                  Guaranteed    Equity Index    Stock     Government   Management
            Assets                              Income Fund II    Fund II       Fund         Fund       Fund II       Total
            ------                              --------------  ------------    -----     -----------   ---------     ------

       Directed cash account fund                $         -            -       11,591            -            -       11,591
       Investments at fair value:
         MDT Corp. common stock                            -            -    1,153,088            -            -    1,153,088
         U.S. Government securities                        -            -            -      150,092            -      150,092
         Other marketable securities                       -    4,962,264            -            -    1,811,312    6,773,576
       Investments at contract value:
         Guaranteed income group
          annuity contracts                       19,817,020            -            -            -            -   19,817,020
                                                 -----------    ---------    ---------     --------    ---------   ----------
                                                  19,817,020    4,962,264    1,164,679      150,092    1,811,312   27,905,367

       Receivables:
         Interest and dividends                      108,963            5           36            -            2      109,006
         Investments sold                                  -       84,565            -            -            -       84,565
                                                 -----------    ---------    ---------     --------    ---------   ----------
                                                     108,963       84,570           36            -            2      193,571
                                                 -----------    ---------    ---------     --------    ---------   ----------

             Total assets                         19,925,983    5,046,834    1,164,715      150,092    1,811,314   28,098,938

         Liabilities
         -----------

       Accounts payable for
         investments purchased                             -       84,565            -            -            -       84,565
                                                 -----------    ---------    ---------     --------    ---------   ----------

             Net assets                          $19,925,983    4,962,269    1,164,715      150,092    1,811,314   28,014,373
                                                 ===========    =========    =========     ========    =========   ==========

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------

       Statement of net assets of the Master Trust as of December 31, 1993:

                                                                                          Long and
                                           Open End                           MDT       Intermediate       Asset
                                          Guaranteed       Equity Index      Stock          Term         Management
            Assets                      Income Fund II       Fund II         Fund        Bond Fund II      Fund II        Total
            ------                      --------------     ------------     -------     -------------    ---------       -------
       Directed cash account fund         $         -                 -       50,470            289          4,246         55,005
       Investments at fair value:
        MDT Corp. common stock                      -                 -      826,597             -               -        826,597
        Other marketable securities                 -         4,221,950            -        130,941      1,524,187      5,877,078
       Investments at contract value:
        Guaranteed income group
           annuity contracts               18,909,794                 -            -             -               -     18,909,794
                                           ----------         ----------     -------        -------      ---------     ----------
                                           18,909,794         4,221,950      877,067        131,230      1,528,433     25,668,474
       Receivables:
        Interest and dividends                 36,474                 9           62              -              6         36,551
        Investments sold                       84,038                 -            -              -              -         84,038
                                           ----------         ----------     -------        -------      ---------     ----------
                                              120,512                  9          62              -              6        120,589

       Due from (to) other funds             (159,344)            72,425      12,716          9,686         64,517              -
                                           ----------         ----------     -------        -------      ---------     ----------

           Total assets                    18,870,962          4,294,384     889,845        140,916      1,592,956     25,789,063

        Liabilities
       ------------

       Accounts payable for
        investments purchased                  84,038                  -      45,000              -              -        129,038
                                           ----------         ----------     -------        -------      ---------     ----------

           Net assets                     $18,786,924          4,294,384     844,845        140,916      1,592,956     25,660,025
                                           ==========         ==========     =======        =======      =========     ==========

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------------------

       Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                                  Open End                          MDT          U.S.          Asset
                                 Guaranteed      Equity Index      Stock       Government    Management
                               Income Fund II      Fund II         Fund          Fund         Fund II        Total
                               --------------    -------------     -----       ----------    ----------      -----

       Salaried Plan            $ 16,350,440     4,426,096         918,866       142,573      1,698,399     23,536,374
       Union Plan                  3,187,828       481,872         202,611         4,506         95,104      3,971,921
       Hourly Plan                   387,715        54,301          43,238         3,013         17,811        506,078
                                  ----------     ---------         -------       -------      ---------     ----------

        Net assets              $ 19,925,983     4,962,269       1,164,715       150,092      1,811,314     28,014,373
                                 ===========     =========       =========       =======      =========     ==========

       Investment in Master Trust for each participating plan as of December 31, 1993 is as follows:

                                                                               Long and
                                  Open End                          MDT       Intermediate      Asset
                                 Guaranteed      Equity Index      Stock         Term         Management
                               Income Fund II      Fund II         Fund       Bond Fund II     Fund II        Total
                               --------------    -------------     -----      ------------    ----------      -----
       Salaried Plan            $ 15,149,546       3,864,742      632,466        131,119       1,522,908     21,300,781
       Union Plan                  3,310,055         391,370      181,717          8,120          61,906      3,953,168
       Hourly Plan                   327,323          38,272       30,662          1,677           8,142        406,076
                                  ----------       ---------      -------        -------       ---------     ----------

        Net assets              $ 18,786,924       4,294,384      844,845        140,916       1,592,956     25,660,025
                                  ==========       =========      =======        =======       =========     ==========

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------------------

       Statement of changes in net assets of the Master Trust for the year ended December 31, 1994:

                                  Open End                         MDT         U.S.        Asset
                                 Guaranteed     Equity Index      Stock    Government   Management
                               Income Fund II     Fund II         Fund        Fund       Fund II       Total
                               --------------   ------------      -----    ----------   ----------     -----
Investment earnings:
 Interest                       $ 1,322,638           4,375        1,184       4,932        1,706    1,334,835
 Dividends                                -         150,918            -           -       52,016      202,934
 Net appreciation
   (depreciation)
   in fair value                          -        (100,021)      88,792      (8,854)     (99,722)    (119,805)
                                -----------       ---------    ---------     -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                   1,322,638          55,272       89,976      (3,922)     (46,000)   1,417,964

Administrative expenses             (73,870)        (17,281)      (3,586)       (769)      (6,312)    (101,818)
                                -----------       ---------    ---------     -------    ---------   ----------
     Net investment
       earnings
       (losses)                   1,248,768          37,991       86,390      (4,691)     (52,312)   1,316,146

Net transfers in (out)               (9,873)        529,134       97,978      54,574      366,389    1,038,202

Transfers among funds               (99,836)        100,760      135,502     (40,707)     (95,719)           -
                                -----------       ---------    ---------     -------    ---------   -----------
      Net increase on
       net assets                 1,139,059         667,885      319,870       9,176      218,358    2,354,348

Net assets:
 Beginning of year               18,786,924       4,294,384      844,845     140,916    1,592,956   25,660,025
                                -----------       ---------    ---------     -------    ---------   ----------

 End of year                    $19,925,983       4,962,269    1,164,715     150,092    1,811,314   28,014,373
                                ===========       =========    =========     =======    =========   ==========

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements


(4)    Investments (continued)
       -----------

       Statement of changes in net assets of the Master Trust for the year ended December 31, 1993:

                                                                                  Long and
                                       Open End                         MDT      Intermediate     Asset
                                      Guaranteed      Equity Index     Stock        Term        Management
                                    Income Fund II      Fund II        Fund      Bond Fund II    Fund II        Total
                                    --------------    -------------    -----     ------------   ----------      -----
       Investment earnings:
           Interest                 $  1,403,244            230            443            8           132     1,404,057
           Net appreciation
             (depreciation)
             in fair value                 -            345,612       (438,052)       3,495        63,828       (25,117)
                                      ----------      ---------      ---------      -------     ---------    ----------
               Total investment
                earnings (losses)      1,403,244        345,842       (437,609)       3,503        63,960     1,378,940

       Administrative expenses           (96,522)       (14,609)        (3,238)        (808)       (2,806)     (117,983)
                                      ----------      ---------      ---------      -------     ---------    ----------
           Net investment
             earnings (losses)         1,306,722        331,233       (440,847)       2,695        61,154     1,260,957

       Net transfers in                1,417,934        539,950        159,215       25,713       284,228     2,427,040

       Transfers among funds          (1,967,336)       501,009        106,245      112,508     1,247,574        -
                                      ----------      ---------      ---------      -------     ---------    ----------
           Net increase (decrease)
            in net assets                757,320      1,372,192       (175,387)     140,916     1,592,956     3,687,997
       Net assets:
           Beginning of year          18,029,604      2,922,192      1,020,232         -            -        21,972,028
                                      ----------      ---------      ---------      -------     ---------    ----------

           End of year              $ 18,786,924      4,294,384        844,845      140,916     1,592,956    25,660,025
                                      ==========      =========      =========      =======     =========    ==========

                                      -8-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:

                                  Open End                         MDT          U.S.         Asset
                                 Guaranteed      Equity Index     Stock      Government    Management
                               Income Fund II      Fund II        Fund          Fund        Fund II      Total
                               --------------    -------------    -----       ----------   ----------    -----
     Salaried Plan              $ 1,016,857         34,704        63,391       (4,386)     (48,805)     1,061,761
     Union Plan                     208,619          2,648        20,696         (245)      (3,177)       228,541
     Hourly Plan                     23,292            639         2,303          (60)        (330)        25,844
                                  ---------         ------        ------        -----       ------      ---------
      Net investment
      earnings
        (losses)                $ 1,248,768         37,991        86,390       (4,691)     (52,312)     1,316,146
                                  =========         ======        ======        =====       ======      =========

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1993 are as follows:

                                                                              Long and
                                  Open End                         MDT       Intermediate    Asset
                                 Guaranteed      Equity Index     Stock         Term       Management
                               Income Fund II      Fund II        Fund       Bond Fund II   Fund II      Total
                               --------------    -------------    -----      ------------  ----------    -----
       Salaried Plan           $ 1,058,949         298,727      (333,480)       2,567        58,769     1,085,532
       Union Plan                  229,719          30,650       (90,954)         116         2,240       171,771
       Hourly Plan                  18,054           1,856       (16,413)          12           145         3,654
                                ----------         -------       -------        -----        ------     ---------
       Net investment
        earnings
        (losses)               $ 1,306,722         331,233      (440,847)       2,695        61,154     1,260,957
                                ==========         =======       =======        =====        ======     =========

                                      -9-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless appropriately transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Union Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

                                                                      Schedule 1
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1994



                                     Description of investment, including
     Identity of issuer, borrower,     maturity date, rate of interest,      Historical           Current
       lessor, or similar party       collateral, par or maturity value         Cost               Value
     ---------------------------------------------------------------------------------------------------------
     Investment in MDT Corporation
       Master Trust No. 161326160                 (1)                          $3,985,921         3,971,921
     ---------------------------------------------------------------------------------------------------------
     Investment in Employees' Loans   Loans to plan participants, maturity
                                      dates through 2004, interest rates
                                         from 7.25% to 8.75% per annum              --              401,769
     ---------------------------------------------------------------------------------------------------------

     (1) See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1994

- ------------------------------------------------------------------------------------------------------------------------------------

(a)          (b) Description    (c) Purchase (d) Selling  (e) Lease   (f) Expense        (g) Cost  (h) Current value  (i) Net gain
                 of asset           Price        Price        Rental      incurred with      of        of asset on        or (loss)
                 (include                                                 transaction        asset     transaction
                 interest rate                                                                         date
                 and maturity
                 in case of a
                 loan)
- ------------------------------------------------------------------------------------------------------------------------------------

   MDT        Acquisition of
Corporation   Interests in
              Master Trust
              -Employee and
              Employer
              Contributions        $ -             -            -               -              -     $ 2,671,343             -
- ------------------------------------------------------------------------------------------------------------------------------------

   MDT        Divestiture of
Corporation   Interests in
              Master Trust
              -Benefit
              Payments               -             -            -         $ 1,045,226          -         -                  -
- ------------------------------------------------------------------------------------------------------------------------------------
